Runway Growth Finance Corp. Provides Third Quarter 2025 Portfolio Update

Completed 11 Investments in New and Existing Portfolio Companies Representing $128.3 Million in Funded Investments

MENLO PARK, Calif., October 9, 2025 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the quarter ended September 30, 2025.

“We executed on our strategic priorities in the third quarter, completing several high-quality transactions," said David Spreng, Founder and CEO of Runway Growth. "Our focus remains on optimizing a scaled and diversified portfolio across our core verticals of technology, healthcare, and select consumer sectors. We continue to maintain a disciplined underwriting approach and are confident that our expanded deal-sourcing funnel and enhanced origination channels, supported by the BC Partners platform, will drive attractive deployment opportunities moving forward.”

Originations

During the third quarter of 2025, Runway Growth funded 11 investments totaling $128.3 million: two investments in new portfolio companies, eight investments in existing portfolio companies, and one investment in Runway-Cadma I LLC. These include:

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Completion of a new $10.0 million investment to Shepherd Intermediate, LLC. (dba Federal Hearings and Appeals Services, “FHAS”), funding $7.5 million at close. FHAS is a URAC-accredited Independent Review Organization ("IRO") and Health Utilization Management company providing medical claims review, dispute resolution, legal adjudication, and business process outsourcing;
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Completion of a new $10.0 million investment to Digicert, Inc. (“Digicert”), funding $9.3 million at close. Digicert is a leader in offering high-assurance digital certificates, certificate management solutions, and public-key infrastructure solutions;
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Completion of a new $45.0 million investment to existing portfolio company Kin Insurance, Inc. (“Kin”), funding the full $45.0 million at close, which refinanced Kin’s existing senior term loan;
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Completion of a new $40.0 million investment to existing portfolio company Madison Reed, Inc. (“Madison Reed”), funding the full $40.0 million at close, which refinanced Madison Reed’s existing senior term loan;
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Completion of a new $12.9 million investment to existing portfolio company Skillshare, Inc. (“Skillshare”), funding the full $12.9 million at close, which refinanced Skillshare’s existing senior term loan;
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Completion of follow-on investments with an aggregate amount of $6.9 million to five existing portfolio companies; and
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Completion of a $6.7 million equity investment to Runway-Cadma I LLC, our joint venture with Cadma Capital Partners LLC, to fund an investment to existing portfolio company Madison Reed.

Liquidity Events

During the third quarter of 2025, Runway Growth experienced the following liquidity events totaling $201.2 million in its investment portfolio:

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Full principal repayment of the Company’s senior secured term loan to Nalu Medical, Inc. of $21.1 million;
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Full principal repayment of the Company’s senior secured term loan to FiscalNote, Inc. of $25.8 million;
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Full principal repayment of the Company’s senior secured term loan to Kin Insurance, Inc. of $75.0 million;
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Full principal repayment of the Company’s senior secured term loan to Skillshare, Inc. of $20.4 million;
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Full principal repayment of the Company’s senior secured term loan to Madison Reed, Inc. of $16.4 million;
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Full principal repayment of the Company’s senior secured term loan to Interactions Corporation of $40.0 million;
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Full principal repayment of the Company's convertible note to JobGet Holdings, Inc. (fka Snagajob, Inc.) of $1.0 million;
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Liquidation of the Company's holdings of zSpace, Inc.'s common stock for total proceeds of $0.2 million; and
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Other scheduled loan principal amortization payments of $1.3 million.

Portfolio Construction and Management

Runway Growth is a credit-first organization, carefully structured to focus on what it believes to be the highest quality, late-stage companies in the venture debt market. The Company seeks to uphold industry-leading investment standards as well as disciplined underwriting and monitoring of its portfolio. Runway Growth is positioned as a preferred lender in the venture debt space, supporting and working closely with companies to help them reach their full growth potential. Since inception, the Company has focused on the fastest growing sectors of the economy, including healthcare, technology and select consumer services and products industries.

As of September 30, 2025, the Runway Growth portfolio included 47 debt investments to 30 portfolio companies and 89 equity investments in 47 portfolio companies, including 23 portfolio companies where Runway Growth holds both a debt and equity investment. Investments were comprised of late and growth-stage businesses in the technology, healthcare and select consumer services and products industries. Runway Growth’s normal business operations include frequent communication with portfolio companies.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com